EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pro-Tech Industries, Inc. (the "Company") on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael P Walsh, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael P Walsh
Michael P Walsh, Chief Financial Officer

April 15, 2010